                                                                                                                                               EXHIBIT 99.1

Knight Inc. Announces Cash Debt Tender Offer

Thursday February 21, 2008

Knight Inc. (formerly Kinder Morgan, Inc.), a Kansas corporation (the “Company”), announced today that it has commenced a cash tender offer to pay an aggregate purchase amount of up to $1,600,000,000 for a portion of its outstanding debt securities and the outstanding debt securities of certain of its affiliates. The series of debt securities that are the subject of the tender offer (the "Notes") are listed in the table below with other information relating to the tender offer. The terms and conditions of the tender offer are set forth in the Company’s Offer to Purchase dated February 21, 2008 (the "Offer to Purchase"), and the related Letter of Transmittal.

CUSIP Number	Issuer	Title of Security	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Early Tender Premium Per $1,000 Principal Amount	Total Consideration Per $1,000 Principal Amount*

Offer for Notes listed below:Any and All Offer
482588AC4	K N Capital Trust I	8.560% Series B Capital Trust Pass-Through Securities due 2027	$100,000,000	1	$30.00	$1,000.00
482917AA9	K N Capital Trust III	7.630% Capital Securities due 2028	$175,000,000	1	$30.00	$930.00
482620AX9	K N Energy, Inc.	7.450% Senior Debentures due 2098	$150,000,000	1	$30.00	$920.00
482620AW1	K N Energy, Inc.	7.250% Senior Debentures due 2028	$493,000,000	1	$30.00	$1,000.00
482620AS0	K N Energy, Inc.	6.670% Debentures due 2027	$150,000,000	1	$30.00	$960.00
49455WAF3	Kinder Morgan Finance Company, ULC	6.400% Senior Notes due 2036	$550,000,000	1	$30.00	$905.00

Offer for Notes listed below:Offer subject to Maximum Tender Offer Amount and Acceptance Priority Level
482620AN1	K N Energy, Inc.	6.500% Debentures due 2013	$30,000,000	2	$20.00	$1,010.00
494553AB6 494553AA8	Kinder Morgan, Inc.	6.500% Senior Notes due 2012	$1,000,000,000	3	$20.00	$1,040.00
49455WAD8 49455WAC0 C49355AB3	Kinder Morgan Finance Company, ULC	5.700% Senior Notes due 2016	$850,000,000	4	$20.00	$950.00
49455WAB2	Kinder Morgan Finance Company, ULC	5.350% Senior Notes due 2011	$750,000,000	5	$20.00	$1,020.00
494553AC4	Kinder Morgan, Inc.	5.150% Senior Notes due 2015	$250,000,000	6	$20.00	$920.00
* Includes the applicable early tender premium per $1,000 principal amount of Notes for each series as set forth in the table.

The amounts of each series of Notes that are purchased in the tender offer will be determined in accordance with the "Acceptance Priority Level" (in numerical priority order) as set forth in the table above, subject to the maximum aggregate purchase amount of all Notes that may be purchased in the tender offer of $1,600,000,000 (the "Maximum Tender Offer Amount"). Subject to the terms and conditions of the tender offer, any and all Notes with an Acceptance Priority Level of “1” (the “First Priority Notes”) validly tendered (and not validly withdrawn) in the tender offer will be accepted for purchase by the Company. Notes that are not First Priority Notes (the “Maximum Tender Offer Notes”) will be accepted for purchase up to an aggregate purchase amount that, together with the aggregate purchase amount of the First Priority Notes accepted for purchase, is less than or equal to the Maximum Tender Offer Amount. Notes accepted for purchase with the lowest Acceptance Priority Level validly tendered and not validly withdrawn may be subject to proration in the event that the tender offer is oversubscribed. None of the First Priority Notes will be subject to any proration. The Company may, subject to applicable law, increase or waive the Maximum Tender Offer Amount, in its sole discretion.

The tender offer will expire at 12:00 midnight, New York City time, on March 19, 2008 (the “Expiration Date”), unless extended. Holders of Notes must validly tender and not validly withdraw their Notes on or before 5:00 p.m., New York City time, on March 5, 2008 (the "Early Tender Date"), unless extended, in order to be eligible to receive the applicable total consideration specified in the table above. Holders of Notes who validly tender their Notes after the Early Tender Date but on or before the Expiration Date and whose notes are accepted for purchase will receive the applicable tender offer consideration, namely the total consideration less the applicable early tender premium of $30 per $1,000 principal amount of First Priority Notes or $20 per $1,000 principal amount of Maximum Tender Offer Notes.

The payment date for First Priority Notes validly tendered on or before the Early Tender Date will be on or before the third business day following the Early Tender Date and is currently expected to be March 10, 2008. The payment date for First Priority Notes validly tendered after the Early Tender Date but on or before the Expiration Date and all Maximum Tender Offer Notes validly tendered on or before the Expiration Date will be on or before the third business day following the Expiration Date and currently is expected to be March 24, 2008. In addition to the applicable total consideration or tender offer consideration, as the case may be, accrued and unpaid interest up to, but not including, the payment date, as applicable, will be paid in cash on all validly tendered notes accepted for purchase in the tender offer.

Holders of notes subject to the tender offer who validly tender their Notes on or before 5:00 p.m., New York City time, on March 5, 2008 (the "Withdrawal Date") may withdraw their Notes on or prior to the Withdrawal Date but not thereafter except in the limited circumstances described in the Offer to Purchase. Holders of Notes subject to the tender offer who validly tender their Notes after the Withdrawal Date and on or before the Expiration Date may not withdraw their Notes except in the limited circumstances described in the Offer to Purchase.

The Company intends to fund the purchase of the Notes in the tender offer with a portion of the proceeds from its recently completed sale of MidCon Corp., other cash on hand and, to the extent necessary, borrowings under the Company’s existing $1.0 billion senior secured revolving credit facility. On February 21, 2008, after giving effect to the use of a portion of the proceeds from the MidCon transaction to the repayment of our senior secured term loan facility (but without giving effect to the Offer), the Company had a debt balance of approximately $4.5 billion.

Citi and Merrill Lynch & Co. are acting as the dealer managers for the tender offer. The information agent and depositary for the tender offer is Global Bondholders Services Corporation. The tender offer is made only by the Offer to Purchase and the related Letter of Transmittal, and the information in this news release is qualified by reference to such documents. Persons with questions regarding the tender offer should contact Citi at (212) 723-6106 (collect) or (800) 558-3745 (toll-free) or Merrill Lynch & Co. at (212) 449-4914 (collect) or (888) 654-8637 (toll-free). Requests for copies of the Offer to Purchase and Letter of Transmittal should be directed to Global Bondholders Services Corporation at (212) 430-3774 or (866) 470-4200 (toll-free).

This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The tender offer to buy the Notes is only being made pursuant to the tender offer documents, including the Offer to Purchase that the Company is distributing to noteholders. The tender offer is not being made to noteholders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offer is required to be made by a licensed broker or dealer, they shall be deemed to be made by the dealer managers on behalf of the Company.

About Knight Inc.

The Company, together with its consolidated subsidiaries, is a large energy transportation and storage company, operating or owning an interest in approximately 38,000 miles of pipelines and approximately 155 terminals. The Company has both regulated and nonregulated operations. We also own the general partnership interest and a significant limited partnership interest in Kinder Morgan Energy Partners, L.P., a publicly traded pipeline limited partnership.

Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Knight Inc.'s Forms 10-K and 10-Q as filed with the Securities and Exchange Commission (the “SEC”).

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All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on the Company’s behalf, are expressly qualified in their entirety by these cautionary statements. Given the risks and uncertainties, the public is cautioned not to place undue reliance on the forward-looking statements that may be made in this news release. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect current or future events or circumstances, except as otherwise required by law. You are advised, however, to consult any additional disclosures that the Company makes in its Form 10-K, Form 10-Q and Form 8-K reports to the SEC. Other factors besides those listed here could also adversely affect the Company.

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